    As filed with the Securities and Exchange Commission on January 21, 2004

                                                     Registration No. 333-______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          UNIVERSAL DISPLAY CORPORATION
               (Exact name of issuer as specified in its charter)

         Pennsylvania
(State or other jurisdiction of                          23-2372688
incorporation of organization)              (I.R.S. Employer Identification No.)

                             375 Phillips Boulevard
                             Ewing, New Jersey 08619
                    (Address of principal executive offices)

             Universal Display Corporation Equity Compensation Plan
                            (Full title of the plan)

                               STEVEN V. ABRAMSON
                      President and Chief Operating Officer
                          Universal Display Corporation
                             375 Phillips Boulevard
                             Ewing, New Jersey 08619
                     (Name and address of agent for service)

                                 (609) 671-0980
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                             RICHARD A. SILFEN, ESQ.
                            JUSTIN W. CHAIRMAN, ESQ.
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103
                                 (215) 963-5000

                                             CALCULATION OF REGISTRATION FEE
========================= ====================== ======================== ======================= =======================
                                                    Proposed maximum         Proposed maximum
 Title of securities to   Number of` shares to     offering price per       Aggregate offering          Amount of
     be registered          be registered (1)             share                   price              registration fee
------------------------- ---------------------- ------------------------ ----------------------- -----------------------
Common stock, par value         3,030,000                 $9.16               $18,124,424(2)              $2,922
$0.01                                                    $17.11               $17,988,615(3)
========================= ====================== ======================== ======================= =======================

(1) This registration statement covers shares of common stock of Universal Display Corporation which may be offered or sold pursuant to the Universal Display Corporation Equity Compensation Plan. In addition, pursuant to Rule 416 (a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.
(2) Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee, based upon 1,978,649 shares underlying options outstanding under the Universal Display Corporation Equity Compensation Plan and using the weighted average price at which all outstanding options under the Universal Display Corporation Equity Compensation Plan may be exercised.
(3) Calculated pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee, based on the remaining balance of 1,051,351 shares being registered hereunder and using the average of the high and low prices of our common stock as reported on the Nasdaq Stock Market's National Market on January 15, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed by Universal Display Corporation (the "Registrant") with the Commission, are incorporated by reference in this Registration Statement and made a part hereof:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2003;

     (c) The Registrant's Current Report on Form 8-K for filed with the Commission on August 25, 2003; and

     (d) The description of the Common Stock of the Registrant contained in a registration statement filed on Form 8-A under the Securities and Exchange Act (the "Exchange Act") filed on August 6, 1996, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") contains provisions permitting indemnification of officers and directors of a business corporation in Pennsylvania.

         Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such in connection with any threatened, pending or completed civil, administrative or investigative proceeding, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.

         Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

         Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17-Subchapter D of the PBCL.

         The Registrant's Bylaws provide a right to indemnification to the full extent permitted by law, for expenses (including attorneys' fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Registrant (a derivative action) by reason of the fact that such director or officer is or was serving as a director, officer, employee or agent of the Registrant or, at the request of the Registrant, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the act or failure to act giving rise to the claim for indemnification is financially determined by a court to have constituted willful misconduct or recklessness. The Bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

         The Registrant's Bylaws authorize the Registrant to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Board of Directors so determines, purchasing and maintaining insurance. The Registrant maintains directors and officers insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.

     Exhibit Number        Description
     --------------        -----------

           4.1 Universal Display Corporation Equity Compensation Plan (filed as Appendix B to the Registrant's Proxy Statement filed with the Commission on April 28, 2003 and incorporated herein by reference).
           5.1             Opinion of Morgan Lewis & Bockius, LLP.
          23.1 Consent of Morgan Lewis & Bockius LLP (contained in the opinion of counsel filed as Exhibit 5.1).
          23.2             Consent of KPMG LLP.
                           Consent of Arthur Andersen LLP (omitted pursuant to Rule 437A as described in Exhibit 23.2).
          24.1 Powers of Attorney (included as part of the signature page hereof).

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ewing, New Jersey on January 21, 2004.

                          UNIVERSAL DISPLAY CORPORATION


                                         By:    /s/ Sidney D. Rosenblatt
                                                --------------------------------
                                                Sidney D. Rosenblatt
                                                Executive Vice President
                                                and Chief Financial Officer

         Each person whose signature appears below hereby authorizes, appoints and constitutes Steven V. Abramson and Sidney D. Rosenblatt, and each of such officers acting singly, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her in his or her name, place and stead to execute and cause to be filed with the Commission, any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same, as the Registrant deems appropriate, and he or she hereby ratifies and confirms all that said attorneys-in-fact or any of them, or their substitutes, may lawfully do or cause to be done in connection therewith.


Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   Signature                                         Title                                Date
                   ---------                                         -----                                ----

                                                     Chief Executive Officer and Chairman of the
/s/ Sherwin I. Seligsohn                             Board (principal executive officer)           January 21, 2004
-------------------------------------------------
Sherwin I. Seligsohn

                                                     President, Chief Operating Officer and
/s/ Steven V. Abramson                               Director                                      January 21, 2004
-------------------------------------------------
Steven V. Abramson

                                                     Executive Vice President, Chief Financial
                                                     Officer, Treasurer, Secretary and Director
/s/ Sidney D. Rosenblatt                             (principal financial and accounting officer)  January 21, 2004
-------------------------------------------------
Sidney D. Rosenblatt


/s/ Leonard Becker                                   Director                                      January 21, 2004
-------------------------------------------------
Leonard Becker


/s/ Elizabeth H. Gemmill                             Director                                      January 21, 2004
-------------------------------------------------
Elizabeth H. Gemmill


/s/ C. Keith Hartley                                 Director                                      January 21, 2004
-------------------------------------------------
C. Keith Hartley


/s/ Lawrence Lacerte                                 Director                                      January 21, 2004
-------------------------------------------------
Lawrence Lacerte

                          UNIVERSAL DISPLAY CORPORATION

                                      INDEX


     Exhibit Number        Description
     --------------        -----------

           4.1 Universal Display Corporation Equity Compensation Plan (filed as Appendix B to the Registrant's Proxy Statement filed with the Commission on April 28, 2003 and incorporated herein by reference).
           5.1             Opinion of Morgan Lewis & Bockius, LLP.
          23.1 Consent of Morgan Lewis & Bockius LLP (contained in the opinion of counsel filed as Exhibit 5.1 hereto).
          23.2             Consent of KPMG LLP.
                           Consent of Arthur Andersen LLP (omitted pursuant to Rule 437A as described in Exhibit 23.2).
          24.1 Powers of Attorney (included as part of the signature page hereof).